CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of WBK4, Inc.

We consent to the inclusion in the foregoing form 10 of WBK4, Inc. of our report dated March 10 2015, relating to our audit of the Balance Sheet of WBK4, Inc. as of February 28, 2015 and the related statements of operations and cash flows for the period from December 18, 2014 (Inception) to February 28, 2015

We also consent to the reference to us under the caption “Experts” in the prospectus.

Anton and Chia, LLP

Newport Beach, California
March 10, 2015